Exhibit 99.1

For Immediate Release

Vivos Therapeutics Reports Third Quarter 2021 Financial Results

and Operational Update

Third Quarter Revenue Increased Over 38% Year-Over-Year

Expects to Benefit from Increased OSA Testing,

Opening of Live Training Facility, Expansion of Marketing Programs,

Additional FDA Approval and Positive Study Results

Management to Host Conference Call Today at 5:00 pm ET

HIGHLANDS RANCH, Colo., November 15, 2021 – Vivos Therapeutics, Inc. (“Vivos” or the “Company”) (NASDAQ: VVOS), a medical technology company focused on developing and commercializing innovative diagnostic and treatment modalities for patients suffering from mild to moderate obstructive sleep apnea (OSA) and snoring in adults, today reported financial results and operating highlights for the third quarter and nine months ended September 30, 2021.

Financial and Operating Highlights:

●	Revenue increased over 38% to $4.5 million for the third quarter of 2021 and was $12.5 million for the nine months ended September 30, 2021, compared to $3.3 million and $9.8 million for the three and nine months ended September 30, 2020, respectively, as Vivos benefitted from increased appliance sales and additional sources of revenue including Billing Intelligence Services and MyoCorrect myofunctional therapy;

●	Appliance sales increased to 2,996 total oral appliance arches, a 33% increase for the third quarter of 2021 compared to 2,245 the same period in 2020, and rose to 8,648 total oral appliance arches, a 54% increase for the nine months ended September 30, 2021 versus 5,610 for the same period in 2020;

●	Dentist enrollments in the Vivos Integrated Practice (VIP) program decreased somewhat in 2021 due in part to the COVID-19 Delta variant resurgence (56 and 162 enrollments, respectively and net of cancellations, for the three and nine months ended September 30, 2021, versus 64 and 194 respectively for the same periods in 2020), while VIP enrollment revenue overall increased due to enrollment revenue recognition from prior periods;

●	Gross profit was $3.2 million for the third quarter of 2021 and $9.5 million for the nine months ended September 30, 2021, compared to gross profit of $2.6 million and $7.7 million for the comparable periods in 2020, respectively;

●	Gross margin was 70% for the third quarter of 2021, compared to 78% for the third quarter of 2020, and was 76% for the first nine months of 2021, compared to 79% for the first nine months of 2020, reflecting higher costs associated with VIP enrollments;

●	Cash and cash equivalents were $28.5 million at September 30, 2021;

●	Operational highlights during the third quarter and October of 2021 included:

○	Vivos surpassed 22,000 total patients treated with the Vivos System, compared to just over 13,000 as of the third quarter of 2020. Vivos has also trained over 1,350 dentists in the use of the Vivos System and other related value-added services, compared to just over 1,000 as of the third quarter of 2020.

○	Vivos announced the U.S. Food and Drug Administration granted 510(k) market clearance to Vivos’ mmRNA device for treating mild to moderate OSA, sleep-disordered breathing and snoring in adults.

○	Vivos announced the positive results from an independent patient survey and separate clinical study related to its proprietary Vivos treatment.

○	Vivos announced the opening of The Vivos Institute, an international training center in Denver, Colorado.

○	Vivos announced a new cooperative relationship with Empower Sleep to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA.

○	Vivos announced the formation of the Vivos Medical Consortium, a group of renowned physicians from prominent academic institutions in the U.S. and Canada, who will collaborate to advance Vivos’ OSA technology capabilities.

○	Vivos and Candid Care Co., a digital platform for oral healthcare, announced a new collaboration that will seek to provide patients with a comprehensive, whole-mouth solution to diagnose and treat OSA in adult patients and provide orthodontic treatment from the same provider network.

“The third quarter saw many positive developments for Vivos,” said R. Kirk Huntsman, Vivos’ Chairman and CEO. “We recorded strong year-over-year growth, reflecting what we believe is growing recognition and adoption of our Vivos System as a treatment for mild to moderate sleep apnea. Our sales growth during the quarter, most notably in appliances, is beginning to reflect the impact of our previously announced strategic growth initiatives, including our expanded sales and marketing activities, featuring the broad introduction of our VivoScore diagnostic program. While we experienced a late summer decline in new VIP enrollments due in part to COVID-19, we are now generating revenue outside of our core of VIP enrollment revenue and appliance sales, including the value-added services we offer our VIPs and their patients as well as the beginnings of management revenue from our Medical Integration Division.”

Huntsman continued, “Beyond our financial results, we celebrated a number of significant milestones in the quarter. Importantly, we received 510(k) market clearance for Vivos’ mmRNA device for treating mild to moderate OSA, sleep-disordered breathing and snoring in adults. This paves the way for expanded insurance reimbursement coverage as well as reimbursement from commercial payers. Also, we announced the opening of The Vivos Institute international training center in Denver, Colorado. This 15,000 square-foot, state-of-the-art facility bolsters our online training programs to offer advanced post-graduate education and training to dentists, dental teams and other healthcare professionals from around the world in a live hands-on setting. We entered into a new cooperative relationship with Empower Sleep to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA. In more recent weeks, we entered into a strategic collaboration with Candid Care. By combining our complementary strengths, together we will provide an all-in-one, whole-mouth diagnosis and treatment solution for adult patients suffering from OSA.”

“The third quarter also brought to light the growing acceptance of our innovative diagnostic and treatment methods amongst members of the medical and dental communities. For example, during the third quarter and year to date, we’ve seen significant growth and adoption of VivoScore diagnostic technology for OSA, as measured by the number of sleep tests being performed. Between January and October of 2021, we saw a seven fold increase in monthly diagnostic tests for OSA using VivoScore, with approximately 45% of patients testing positive. While we don’t generate revenue directly from VivoScore, the rapid rise in testing means that a core element of our marketing effort is gaining traction and that more patients are becoming aware of their OSA condition and engaging in dialogue with their dentists and other healthcare providers about treatment options, including the Vivos System. We are currently working very hard to help our VIP teams to convert those OSA positive patients into Vivos System case starts. We continue to view VivoScore, not only as an important screening and diagnostic tool to promote increased diagnoses of sleep apnea, but also as a key strategic marketing tool to generate greater usage of the Vivos System.”

“During the quarter, we also began to expand the first phase of our go-to-market strategy of establishing a well-trained, independent Vivos provider network across North America by taking our model to Dental Support Organizations (DSOs), which represent thousands of general dental and specialty practices across North America. We are in active discussions with several DSOs representing several thousand dental practices under management, and expect to launch pilot programs for the full implementation of the Vivos System and protocols within certain target markets beginning in the fourth quarter of 2021 and early 2022.”

“Simultaneously, we are actively expanding our social media marketing outreach to engage more directly with consumers, medical providers and large employers. Going forward, we will continue to advance our strategic growth actions to drive increased enrollment of new dentists as VIPs, as well as productivity growth and appliance sales among existing VIPs, while working to foster greater brand recognition and broad acceptance among both providers and the general public. By following this path, we are hopeful that many more OSA patients can be identified and ultimately receive the care they need to improve their overall health and lead happier, fuller lives.”

Further information on Vivos’ financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Vivos’ financial performance are provided in the Vivos’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, which will be filed with the Securities and Exchange Commission (“SEC”). The full 10-Q report will be available on the SEC Filings section of the Investor Relations section of Vivos’ website at https://vivoslife.com/investor-relations/.

Business Updates

In July, Vivos unveiled new data from an independent patient survey related to its proprietary Vivos treatment. The data showed nearly 97% of patients surveyed said that they had achieved their desired outcome from Vivos System treatment for their OSA.

Also in July, Vivos announced results from a national study commissioned by Vivos to assess patients’ airway function and OSA symptoms after undergoing the Vivos treatment. In the study, 28% of 74 adult patients treated with the Vivos’ FDA Class 1 DNA appliance for certain orofacial anomalies reported no remaining OSA symptoms, which is defined as patients having an Apnea Hypopnea Index (AHI) score of less than five post-treatment. A more detailed summary of the national study results was released in August.

Later in July, Vivos announced the opening of The Vivos Institute training center in Denver, Colorado. The 15,000-square-foot facility was established to provide advanced post-graduate education and training to dentists, dental teams and other healthcare providers from around the world in a live and hands-on setting. The Institute’s emphasis will be on educating healthcare providers about OSA and Vivos’ treatments for OSA within their practice areas, along with training on Vivos’ related practice management tools for dentists.

In August, Vivos announced the U.S. Food and Drug Administration (FDA) granted 510(k) market clearance to Vivos’ mmRNA (modified mandibular Repositioning Nighttime Appliance) device for treating mild to moderate OSA, sleep-disordered breathing and snoring in adults. This FDA clearance paves the way for expanded insurance reimbursement coverage for the mmRNA device, including Medicare, as well as for potential future government contracts and reimbursement from commercial payers that follow Medicare guidelines.

Also in August, Vivos announced a new cooperative relationship with Empower Sleep, a San Bernadino, Calif.-based company empowering patients with affordable, accessible and personalized telemedicine sleep care, to provide critical diagnostic and medical consultation services to people across North America who suffer from OSA. Together, Vivos and Empower will provide a user-friendly platform with personalized insights for patients who are being screened for OSA by North American dentists and other healthcare providers.

In September, Vivos announced the formation of the Vivos Medical Consortium. This physician working group, Drs. Clete Kushida of Stanford University and Cecilia Wu of the University of Alberta, will collaborate to advance Vivos’ OSA technology capabilities and includes renowned physicians with specialties in sleep medicine, neurology, pediatrics, pulmonology, anesthesiology, pain medicine, otolaryngology, obstetrics and gynecology, cardiology, and forensic pathology from prominent academic institutions in the U.S. and Canada.

Subsequent to quarter end, in October Vivos announced that results from a peer-reviewed, published study by Dr. Toshi Hart, DDS, Independent Vivos Clinical Advisor, found a significant reduction of tooth decay in pediatric patients after undergoing treatment using Vivos’ FDA Class 1 registered Vivos Guide. The Vivos Guide is an oral appliance intended to address certain malocclusions and developmental oral tissue anomalies, and has been found to help seal the lips to convert mouth breathing children to nose breathing. Data from the study demonstrated that the risk reduction of tooth decay per child in the treatment group versus the control group at six months and 12 months after beginning Vivos Guide use was lowered by 76.4% [p = 0.0004] and 57.9% [p = 0.05] respectfully.

Later in October, Vivos and Candid Care Co., a digital platform for oral healthcare, today announced a new collaboration that will seek to provide patients with a comprehensive, whole-mouth solution to diagnose and treat OSA in adult patients and provide orthodontic treatment from the same provider network. At the core of this collaboration, Vivos and Candid will market each company’s products and areas of expertise to deliver a comprehensive sleep and oral health solution to patients in the United States and Canada. The focus of the collaboration will be Candid’s CandidPro clear aligner for straightening teeth and the Vivos System for treating OSA. The two companies will also share educational resources, training, and key opinion leaders to bridge the gap between airway health and orthodontic therapy.

Conference Call

Vivos will conduct a conference call today, November 15, 2021 at 5:00 p.m. (Eastern Time) to review the third quarter results as well as provide an overview of the Company’s recent milestones and growth strategy.

To access the conference call, please dial (888) 394-8218, or for international callers, (720) 452-9217. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 5806322. The replay will be available until November 29, 2021.

A live webcast of the conference call can be accessed on Vivos’ website at https://vivoslife.com/investor-relations/. An online archive of the webcast will be available on the Company’s website for 30 days following the call.

About Vivos Therapeutics, Inc.

Vivos Therapeutics Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment modalities for adult patients suffering from mild-to-moderate obstructive sleep apnea (OSA) and snoring in adults. The Vivos treatment involves customized oral appliances and treatment protocols called the Vivos System. Vivos believes that its Vivos System oral appliance technology represents the first clinically effective non-surgical, non-invasive, non-pharmaceutical and cost-effective solution for adults with mild-to-moderate OSA. Vivos also sells orthodontic appliances for adults and children. Vivos’ oral appliances have proven effective in over 22,000 patients treated worldwide by more than 1,350 trained dentists.

Combining proprietary technologies and protocols that alter the size, shape and position of the tissues that comprise a patient’s upper airway, the Vivos System opens airway space and may significantly reduce symptoms and conditions associated with mild-to-moderate OSA, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes VivoScore, powered by the SleepImage diagnostic technology, for Home Sleep Testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using the Vivos System.

For more information, visit www.vivoslife.com.

Cautionary Note Regarding Forward-Looking Statements

This press release, the management presentation discussed herein, and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events, particularly with respect to the public offering described herein. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including the results of the Company’s growth strategies, operational plans, future potential results of operations or operating metrics as described herein) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in Vivos’ filings with the Securities and Exchange Commission (“SEC”). Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Investor Relations Contact:

Edward Loew

Investor Relations Officer

(602) 903-0095

ed@vivoslife.com

Media Relations Contact:

Jenny Robles

KCSA Strategic Communications

(917) 420-1444

jmcintyre@kcsa.com/ jrobles@kcsa.com

-Tables Follow-

VIVOS THERAPEUTICS, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

	September 30, 2021	December 31, 2020
		(audited)
ASSETS

Current assets
Cash and cash equivalents	$28,534,535	$18,205,668
Accounts receivable, net	3,833,095	1,430,890
Current portion of note receivable – related party	61,864	84,696
Prepaid expenses and other current assets	1,601,974	673,061
Total current assets	34,031,468	20,394,315

Property and equipment, net	2,601,042	871,597
Intangible assets, net	350,585	270,121
Note receivable, net - related party	842,290	810,635
Goodwill	2,843,123	2,671,434
Deposits	355,698	309,367
Total assets	$41,024,206	$25,327,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$700,197	$781,364
Accounts payable – related party	-	1,500,000
Accrued expenses	2,533,286	1,736,721
Contract liability	3,696,467	2,937,992
Current portion of long-term debt	1,265,067	866,972
Total current liabilities	8,195,017	7,823,049

Long-term debt, net of current portion	-	423,095
Deferred rent	360,000	163,966
Total liabilities	8,555,017	8,410,110

Commitments and contingencies (Note 12)

Convertible Redeemable Series A Preferred Stock - $0.0001 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	-

Stockholders’ equity
Preferred Stock Series B, nonvoting - $0.0001 par value, 1,200,000 authorized, none issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	-
Common Stock $0.0001 par value, 200,000,000 shares authorized, 23,012,119 and 18,209,452 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2,302	1,821
Additional paid-in capital	80,696,658	52,250,266
Accumulated deficit	(48,229,771)	(35,334,728)
Total stockholders’ equity	32,469,189	16,917,359)
Total liabilities and stockholders’ equity	$41,024,206	$25,327,469

VIVOS THERAPEUTICS, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Revenue
Product revenue	$1,718,269	$1,373,784	$4,841,966	$3,513,216
Service revenue	2,827,674	1,917,818	7,648,614	6,246,081
Total revenue	4,545,943	3,291,602	12,490,580	9,759,297
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,363,170	709,184	2,993,817	2,034,486

Gross profit	3,182,773	2,582,418	9,496,763	7,724,811

Operating expenses
General and administrative	6,516,631	3,788,996	17,668,299	11,482,808
Sales and marketing	1,976,247	431,704	4,234,457	1,493,730
Depreciation and amortization	192,504	178,933	564,770	540,540
Total operating expenses	8,685,382	4,399,633	22,467,526	13,517,078

Operating loss	(5,502,609)	(1,817,215)	(12,970,763)	(5,792,267)

Interest expense	(9,488)	(16,992)	(9,821)	(78,782)
Interest income	58,824	21,039	85,540	63,642

Net loss	(5,453,273)	(1,813,168)	(12,895,044)	(5,807,407)

Preferred stock accretion	-	(250,000)	-	(750,000)

Net loss attributable to Common Stockholders	$(5,453,273)	$(2,063,168)	$(12,895,044)	$(6,557,407)

Net loss per share attributable to Common Stockholders (basic and diluted)	$(0.26)	$(0.17)	$(0.62)	$(0.52)

Weighted average number of shares of Common Stock outstanding (basic and diluted)	20,826,499	12,488,952	20,634,092	12,557,943